Exhibit 10.96
EXECUTION VERSION
INTERCREDITOR AGREEMENT
dated as of
March 22, 2010,
among
ALION SCIENCE AND TECHNOLOGY CORPORATION,
the other GRANTORS party hereto,
WILMINGTON TRUST COMPANY,
as Collateral Agent and Authorized Representative under the Indenture,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Authorized Representative under the Credit Agreement,
and
each Additional Authorized Representative from time to time party hereto

TABLE OF CONTENTS

		Page
	ARTICLE I

	Definitions

SECTION 1.01.	Definitions Generally	1
SECTION 1.02.	Other Defined Terms	1
SECTION 1.03.	Impairment	7

	ARTICLE II

	Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.	Priority of Claims	8
SECTION 2.02.	Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	9
SECTION 2.03.	No Interference; Payment Over; No New Liens	10
SECTION 2.04.	Automatic Release of Liens; Amendments to Security Documents	11
SECTION 2.05.	Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	12
SECTION 2.06.	Reinstatement	13
SECTION 2.07.	Insurance	13
SECTION 2.08.	Refinancings	13
SECTION 2.09.	Possessory Collateral Agent as Gratuitous Bailee for Perfection	13
SECTION 2.10.	Enforcement by the Collateral Agent	14

	ARTICLE III

	Existence and Amounts of Liens and Obligations

	ARTICLE IV

	The Collateral Agent

SECTION 4.01.	Appointment and Authority	15

i

ii

Page

SECTION 5.16.	Further Assurances	25
Exhibit I	Form of Additional Authorized Representative Joinder Agreement

Exhibit II	Form of Grantor Joinder Agreement

iii

     INTERCREDITOR AGREEMENT dated as of March 22, 2010 (as amended or supplemented from time to time, this “Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the other GRANTORS (as defined below) party hereto, WILMINGTON TRUST COMPANY, as collateral agent for the Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”) and as Authorized Representative for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Trustee”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Authorized Representative for the Bank Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Administrative Agent”), and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto for the Additional Secured Parties (as defined below) of the Series (as defined below) with respect to which it is acting in such capacity.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Bank Secured Parties), the Trustee (for itself and on behalf of the Notes Secured Parties) and each Additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Definitions Generally. (a) Capitalized terms used and not otherwise defined herein, including in the introductory paragraph of this Agreement, shall have the meanings set forth in the Credit Agreement, the Indenture and any Additional Agreement, as applicable, with the Credit Agreement controlling in the event of discrepancies.
          (b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
          (c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g. “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          “Additional Agreement” means any indenture, credit agreement or other agreement, if any, pursuant to which any Grantor has or will incur Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).
          “Additional Authorized Representative” has the meaning assigned to such term in Section 5.02(c).
          “Additional Authorized Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I, appropriately completed.
          “Additional Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).
          “Additional Secured Party” means the holder of any Additional Obligations and any Authorized Representative with respect thereto.
          “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Applicable Authorized Representative” means, with respect to the Shared Collateral, (a) until the earlier of (i) the Discharge of Bank Obligations and (ii) the Enforcement Transition Date, the Authorized Representative of the Bank Obligations and (b) thereafter, until an Enforcement Transition Date (other than the Enforcement Transition Date referred to in clause (a)(ii) above), the Controlling Representative.
          “Authorized Representative” means (a) in the case of any Bank Obligations or the Bank Secured Parties, the Administrative Agent, (b) in the case of any Notes Obligations or the Notes Secured Parties, the Trustee, and (c) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Additional Authorized Representative Joinder Agreement.
          “Bank Obligations” has the meaning assigned to such term in the Credit Agreement.

          “Bank Secured Parties” has the meaning assigned to such term in the Credit Agreement.
          “Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
          “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.
          “Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.
          “Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.
          “Company” has the meaning assigned to such term in the introductory paragraph hereof.
          “Controlling Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations secured by such Shared Collateral other than the Series of Obligations represented by the Applicable Authorized Representative.
          “Credit Agreement” means (a) that certain Credit Agreement dated as of March 22, 2010, among the Company, the lenders from time to time party thereto and the Administrative Agent and (b) any agreement Refinancing in full the Bank Obligations, which has been designated by the Authorized Representative therefor and the Company to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.
          “Credit Documents” means the Loan Documents (as defined in the Credit Agreement), the Indenture and each Additional Agreement.
          “DIP Financing” has the meaning assigned to such term in Section 2.05(b).
          “DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
          “DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
          “Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations under such Series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the Collateral Agent with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under such Series, if any.
          “Discharge of Bank Obligations” means, with respect to any Shared Collateral, the Discharge of the Bank Obligations; provided that the Discharge of Bank Obligations shall not be deemed to have occurred in connection with a Refinancing of the Bank Obligations with Additional Obligations secured by such Shared Collateral under an agreement relating to such Additional Obligations that has been designated in writing by the Authorized Representative therefor and the Company to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.
          “Enforcement Actions” means the exercise of any action, right or remedy specified in any Security Document or permitted by applicable law with respect to the Collateral or otherwise provided in any Security Document, including to collect and apply Collateral, to exercise exclusive control over or rights with respect to Collateral, to dispose of Collateral upon foreclosure (judicially or, to the fullest extent permitted by applicable law, non-judicially), to exercise voting rights with respect to any Pledged Stock, to incur expenses, including legal fees, in connection with any Enforcement Action (and to demand, sue for, collect, receive and give acquittance for the same) and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or similar law of any applicable jurisdiction and under other applicable law, and of a secured creditor under any Bankruptcy Law, to settle, compromise, compound, prosecute or defend any related action or proceeding, to initiate action before any competent court of law and to sell, lease, license or otherwise dispose or cause disposition of, and to exercise all rights relating to, or to levy or execute upon, the Collateral or any part thereof.
          “Enforcement Transition Date” means, with respect to any Controlling Representative, the date which is at least 90 days (throughout which 90 day period such person was the Controlling Representative) after the occurrence of both (a) an Event of Default (under and as defined in the Credit Document under which such Controlling Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Controlling Representative certifying that (i) such an Event of Default has occurred and is continuing and (ii) the Obligations of the Series with respect to which such Controlling Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided that the Enforcement Transition Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (x)

at any time the Applicable Authorized Representative or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (y) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
          “Event of Default” means any “Event of Default” under and as defined in the Credit Agreement, any “Event of Default” under and as defined in the Indenture or any “Event of Default” (or similar defined term) under and as defined in any Additional Agreement.
          “Grantors” means the Company and any other person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations or is a guarantor under the Credit Agreement, the Indenture or any Additional Agreement.
          “Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.
          “Impairment” has the meaning assigned to such term in Section 1.03.
          “Indemnified Party” has the meaning assigned to such term in Section 4.09(a).
          “Indenture” means that certain Indenture dated as of March 22, 2010, among the Company, the guarantors identified therein and Wilmington Trust Company, as trustee.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Notes Obligations” has the meaning assigned to such term in the Security Agreement.
          “Notes Secured Parties” has the meaning assigned to such term in the Security Agreement.
          “Obligations” means, collectively, (a) the Bank Obligations, (b) the Notes Obligations and (c) each Series of Additional Obligations.
          “Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or the law of any foreign jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.
          “Proceeds” has the meaning assigned to such term in Section 2.01.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
          “Security Agreement” means the security agreement dated as of March 22, 2010, among the Company, the subsidiaries of the Company from time to time party thereto and the Collateral Agent.
          “Security Documents” means each agreement, instrument or other document entered into in favor of the Collateral Agent for purposes of securing any Series of Obligations, including the Security Agreement.
          “Secured Parties” means (a) the Bank Secured Parties, (b) the Notes Secured Parties and (c) the Additional Secured Parties with respect to each Series of Additional Obligations.

          “Series” means (a) with respect to the Secured Parties, each of the Bank Secured Parties (in their capacities as such), the Notes Secured Parties (in their capacity as such) and the Additional Secured Parties (in their capacities as such) that become subject to this Agreement that are represented by a common Authorized Representative, and (b) with respect to any Obligations, each of the Bank Obligations, the Notes Obligations and the Additional Obligations which, pursuant to any Additional Authorized Representative Joinder Agreement, are to be represented by a common Authorized Representative.
          “Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.
          “Trustee” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.
          SECTION 1.03. Impairment. It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Additional Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) the security interest of such Series of Additional Obligations in any of the Collateral securing any other Series is not enforceable or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Additional Obligations (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Additional Obligations, and the rights of the holders of such Series of Additional Obligations (including the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. For the avoidance of doubt, the foregoing shall not apply to Impairments with respect to the Bank Obligations and Notes Obligations, which shall be treated in accordance with Section 2.01(d). Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such Obligations or such documents as so modified.

ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
          SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing and the Collateral Agent or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise (whether pursuant to a plan of reorganization or otherwise), then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by the Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or any other Credit Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any Credit Document; (ii) SECOND, to the payment in full of all Obligations owed to the Authorized Representatives in their capacities as such, including expense reimbursement obligations and indemnification obligations that are liquidated and not contingent; (iii) THIRD, to the payment in full of all of the Bank Obligations, the amounts so applied to be distributed among the Bank Secured Parties in accordance with Section 9.19 of the Credit Agreement; (iv) FOURTH, subject to Section 1.03, to the payment in full of the Obligations of each remaining Series on a ratable basis in accordance with the amounts of such Obligations and the terms of the applicable Credit Documents; and (v) FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
          (b) It is acknowledged that the Obligations of any Series may, subject to any limitations set forth in the Credit Documents of the other Series, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of each Series.
          (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 1.03 and 2.01(d)), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

          (d) If either the Bank Obligations or the Notes Obligations are subject to Impairment with respect to any Shared Collateral and the other such Series is not subject to the same Impairment, the Collateral Agent shall allocate the Proceeds of any such Shared Collateral to all Series of Obligations in accordance with Section 2.01(a), disregarding the existence of such Impairment.
          (e) Notwithstanding anything in this Agreement or any other Security Document to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Bank Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.12(a), 2.22(a) or 2.22(j) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.
          SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral, and then only on the instructions of the Applicable Authorized Representative pursuant to Section 2.10, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral from any Secured Party other than the Applicable Authorized Representative and (iii) no Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral, whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to Secured Parties; (ii) the Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the other Secured Parties or the rights of the Collateral Agent or any other Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) the Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior

Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.
          (b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Obligations (other than funds deposited for the discharge or defeasance of any Notes Obligations) other than pursuant to the Security Documents or as contemplated by Section 2.01(e), and by executing this Agreement or an Additional Authorized Representative Joinder Agreement, each Authorized Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.
          (c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.
          SECTION 2.03. No Interference; Payment Over; No New Liens. (a) Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral or (B) consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.
          (b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.
          (c) The parties hereto agree that, so long as the Discharge of all the Obligations has not occurred, none of the Grantors shall, or shall permit any of their respective subsidiaries to, grant or permit any additional Liens on any asset to secure any Additional Obligation in favor of a particular Series after the date hereof unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Obligations in favor of all other Series. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Collateral Agent or the other Secured Parties, the Collateral Agent agrees, for itself and on behalf of the other Secured Parties, that any amounts received by or distributed to any Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03(c) shall be subject to Section 2.03(b).
          SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents. (a) If at any time the Collateral Agent forecloses upon or otherwise exercises rights, remedies and powers against any Shared Collateral, and in connection therewith determines to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Secured Parties on such Shared Collateral will automatically be released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.
          (b) Each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document, so long as the Collateral Agent receives a certificate of the Company, in form and substance satisfactory to the Collateral Agent, stating that such amendment is permitted by the terms of each then extant Credit Document. Additionally, each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document solely as such Security Document relates to a particular Series of Obligations so long as (x) such amendment is in accordance with the Credit Document pursuant to which such Series of Obligations was incurred and (y) such amendment does not adversely affect the Secured Parties of any other Series.

          (c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Security Document provided for in this Section.
          SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Bankruptcy Law by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          (b) If, prior to the Discharge of Bank Obligations, any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of the Bank Obligations shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Secured Parties that are DIP Lenders, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Secured Parties that are DIP Lenders (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Secured Parties that are DIP Lenders, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 of this Agreement and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.
          SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.
          SECTION 2.07. Insurance. As between the Secured Parties, to the extent of its interest under the Security Documents, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral and the Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.
          SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed an Additional Authorized Representative Joinder Agreement on behalf of the holders of such Refinancing indebtedness, which Additional Authorized Representative Joinder Agreement shall be entered into by the Company, the Administrative Agent and the Trustee and Collateral Agent.
          SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
          (b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.
          SECTION 2.10. Enforcement by the Collateral Agent. (a) If any Event of Default under any Credit Document shall have occurred and be continuing, the Collateral Agent shall act in relation to the Collateral in accordance with the instructions of the Applicable Authorized Representative (acting pursuant to the terms of the applicable Credit Document).
          (b) The Collateral Agent may disregard any instructions from any other person to exercise any right or remedy hereunder with respect to the Collateral if those instructions are inconsistent with this Agreement.
          (c) Any person entitled to instruct the Collateral Agent to exercise any right or remedy hereunder with respect to the Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising any right or remedy hereunder with respect to the Collateral as it sees fit in accordance with the other provisions of this Agreement.
          (d) The Collateral Agent shall inform in writing each other Authorized Representative on receiving any instructions under this Section 2.10 to enforce any right, remedy or power with respect to the Shared Collateral.
ARTICLE III
Existence and Amounts of Liens and Obligations
          Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.
ARTICLE IV
The Collateral Agent
          SECTION 4.01. Appointment and Authority. (a) Each of the Secured Parties hereby irrevocably appoints Wilmington Trust Company to act on its behalf, and Wilmington Trust Company hereby acknowledges such appointment and agrees to act, as the Collateral Agent hereunder and under each of the other Security Documents, and each of the Secured Parties authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto.
          (b) Each Secured Party acknowledges and agrees that, upon the occurrence of an Event of Default under the Security Documents and during the continuation thereof, the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which the holders of the Obligations would otherwise be entitled as a result of such Obligations. Without limiting the foregoing, each Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession.
          SECTION 4.02. Rights as a Secured Party. (a) The person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Bank Secured Party”, “Bank Secured Parties”, “Notes Secured Party”, “Notes Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Collateral Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.
          SECTION 4.03. Exculpatory Provisions. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:
     (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
     (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;
     (iii) shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the person serving as the Collateral Agent or any of its Affiliates in any capacity;
     (iv) shall not be liable for any action taken or not taken by it (1) with the consent or at the request of the Applicable Authorized Representative or (2) in the absence of its own gross negligence or willful misconduct or (3) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement or the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until written notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Obligations or a Grantor; and
     (v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any other Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
          SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent may at any time solicit written confirmatory instructions, in the form of an officers’ certificate of the Company or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the Security Documents. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement or the Security Documents, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

          SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.
          SECTION 4.06. Termination and Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Security Documents to the successor Collateral Agent.

          SECTION 4.07. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
          SECTION 4.08. Collateral Matters. Each of the Secured Parties irrevocably authorizes the Collateral Agent, and the Collateral Agent hereby agrees:
     (a) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document in accordance with Sections 2.02 and 2.04 or upon receipt of a written request from the Company and, if requested by the Collateral Agent, an opinion of counsel and officer’s certificate from the Company, each in form and substance satisfactory to the Collateral Agent, confirming that such release is permitted or required by the terms of each then extant Credit Document; and
     (b) in connection with any release pursuant to this Section 4.08, to promptly (i) execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements, all releases and other documents that such Grantor shall reasonably request to effectively evidence such release and (ii) deliver to the Grantors any portion of such Collateral so released in possession of the Collateral Agent.
          SECTION 4.09. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including fees and expenses of counsel that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense has resulted from such Indemnified Party’s gross negligence or willful misconduct.
          (b) Each Grantor will upon demand pay to the Collateral Agent and the Agents the amount of any and all out-of-pocket expenses, including the fees and expenses of its counsel and of any experts and agents, that they may incur in connection with (i) the administration of this Agreement, or (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor.
          (c) Each Grantor will upon demand pay to the Collateral Agent and the Authorized Representatives the amount of any and all out-of-pocket expenses, including the fees, disbursements and other charges of counsel in connection with (i) the exercise or enforcement of any of the rights of the Collateral Agent, the Authorized Representatives or the other Secured Parties hereunder or (ii) the failure by such Grantor to perform or observe any of the provisions hereof.
          (d) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 4.09 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.09 shall be payable promptly following written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.07(b) of the Credit Agreement.
ARTICLE V
Miscellaneous
          SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
          (a) if to the Collateral Agent, to it at Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890, Attention of Corporate Capital Markets (Telephone: 302-636-6395, Fax No. 302-636-4145);
          (b) if to the Trustee, to it at Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890, Attention of Corporate Capital Markets (Telephone: 302-636-6395, Fax No. 302-636-4145)
          (c) if to the Administrative Agent, to it at Credit Suisse AG, Cayman Islands Branch, Agency Manager, Eleven Madison Avenue, New York, NY 10010 (Fax No. 212-322-2291), Email: agency.loanops@credit-suisse.com;
          (d) if to any Additional Authorized Representative, to it at the address set forth in the applicable Additional Authorized Representative Joinder Agreement; and
          (e) if to a Grantor, to it at 1750 Tysons Boulevard, Suite 1300, McLean, VA, Attention of Michael J. Alber (Fax No. (703) 336-6795).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
          SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent; provided that (i) without the consent of any party hereto, (A) in accordance with paragraph (c) of this Section 5.02 this Agreement may be supplemented by an Additional Authorized Representative Joinder Agreement and an Additional Authorized Representative may be become a party hereto and (B) in accordance with paragraph (d) of this Section 5.02 this Agreement may be supplemented by a Grantor Joinder Agreement and a Subsidiary may become a party hereto.
          (c) So long as expressly permitted by the Credit Documents then outstanding, the Company may from time to time designate Indebtedness and related obligations at the time of incurrence to be secured on a pari passu basis with the then outstanding Obligations as “Additional Obligations” hereunder by delivering to the Collateral Agent and each Authorized Representative party hereto at such time (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof as of the date of such certificate, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as

Additional Obligations does not violate the terms of the Credit Documents then outstanding and (D) specifying the name and address of the authorized representative for such Indebtedness and other obligations (the “Additional Authorized Representative”) and (ii) a completed and fully executed Additional Authorized Representative Joinder Agreement. Upon the delivery of such certificate and the related attachments as provided herein, the obligations designated in such certificate as “Additional Obligations” shall become Additional Obligations for all purposes of this Agreement. Each Additional Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act hereunder for the benefit of all Secured Parties, including any Secured Parties that hold any Additional Obligations, and each Additional Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Additional Authorized Representative Joinder Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.
          (d) In the event any Subsidiary shall have granted a Lien on any of its assets to secure any Obligations, the Company shall cause such Subsidiary to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as party to this Agreement.
          SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
          SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
          SECTION 5.05. Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Credit Document;
          (b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
          (c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;
          (d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;
          (e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or
          (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 5.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          SECTION 5.09. Submission To Jurisdiction Waivers. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO AUTHORIZED REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          SECTION 5.11. Headings. Article and Section headings used herein and in the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.
          SECTION 5.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than

Sections 2.04, 2.05, 2.08, 2.09, 2.10 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.
          SECTION 5.14. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.
          SECTION 5.15. Confidentiality. The Collateral Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Collateral Agent by or on behalf of any Grantor under this Agreement or any other Credit Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Collateral Agent or (ii) was or becomes available on a non-confidential basis from a source other than any of the Grantors; provided that such source is not bound by a confidentiality obligation with any of the Grantors known to the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may disclose any such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Collateral Agent is subject or in connection with an examination of the Collateral Agent by any such Governmental Authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable requirement of law, (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any Bankruptcy Case) to which the Collateral Agent or its respective Affiliates may be party, (E) to the extent required in connection with the exercise of any remedy or enforcement of any rights hereunder or under any other Credit Document, (F) to the Collateral Agent’s independent auditors, accountants, attorneys, and other professional advisors who shall be advised of their obligation to keep such information confidential, (G) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any of the Grantors is a party or is deemed a party with the Collateral Agent, and (H) to its Affiliates to be used in connection with this Agreement and the Credit Documents and the transactions contemplated hereby and thereby so long as such Affiliates agree to keep such information confidential to the same extent required by the Collateral Agent hereunder.
          SECTION 5.16. Further Assurances. Each of the Collateral Agent, each Authorized Representative and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Collateral Agent or any Authorized Representative may reasonably request, to effectuate the terms of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Trustee and Collateral Agent,
by	/s/ Christopher J. Slaybaugh
	Name:	Christopher J. Slaybaugh
	Title:	Assistant Vice President

[Signature Page to Alion Intercreditor Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director

by	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Associate

[Signature Page to Alion Intercreditor Agreement]

ALION SCIENCE AND TECHNOLOGY CORPORATION,
by	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

ALION — BMH CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — CATI CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — IPS CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — JJMA CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION — MA&D CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

[Signature Page to Alion Intercreditor Agreement]

ALION — METI CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

ALION CANADA (US) CORPORATION,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

HUMAN FACTORS APPLICATIONS, INC.,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

WASHINGTON CONSULTING, INC.,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.,
by	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Secretary

[Signature Page to Alion Intercreditor Agreement]

EXHIBIT I
          [FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE JOINDER AGREEMENT NO. [  ] dated as of [       ], 20[   ] (the “Additional Authorized Representative Joinder Agreement”), to the INTERCREDITOR AGREEMENT dated as of March 22, 2010 (the “Intercreditor Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the GRANTORS party thereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent, WILMINGTON TRUST COMPANY, as the Trustee and the Collateral Agent, [          ], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto.
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
          The Company and the other Grantors propose to issue or incur “Additional Obligations” designated by the Company as such in accordance with Section 5.02(c) of the Intercreditor Agreement in a certificate of a Responsible Officer of the Company delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Additional Obligations”). The person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the Additional Obligations (the “Additional Secured Parties”).
          The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.
          Accordingly, the Additional Authorized Representative, for itself and on behalf of the Additional Secured Parties, and the Company agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties:
          SECTION 1.01 Accession to the Intercreditor Agreement. The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Additional Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional Obligations and Liens on any Shared Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized Representative” or a “Secured Party”, and shall be subject to and bound by the provisions of the Intercreditor Agreement. The Intercreditor Agreement is hereby incorporated by reference.
          SECTION 1.02 Representations and Warranties of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties that (a) it has full power and authority to enter into this Additional Authorized Representative Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Additional Authorized Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) the Additional Agreement relating to the Additional Obligations provides that, upon the Additional Authorized Representative’s execution and delivery of this Additional Authorized Representative Joinder Agreement, (i) the Additional Obligations and Liens on any Shared Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.
          SECTION 1.03 Parties in Interest. This Additional Authorized Representative Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by (in the case of the Additional Secured Parties), and to be third party beneficiaries of (in the case of all Secured Parties), this Additional Authorized Representative Joinder Agreement.
          SECTION 1.04 Counterparts. This Additional Authorized Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Additional Authorized Representative Joinder Agreement.
          SECTION 1.05 Governing Law. This Additional Authorized Representative Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.
          SECTION 1.06 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 to the Intercreditor Agreement.
          SECTION 1.07 Expenses. The Company agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Additional Authorized Representative Joinder

Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.
          IN WITNESS WHEREOF, the Additional Authorized Representative and the Company have duly executed this Additional Authorized Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], as Additional Authorized Representative,
by
Name:
Title:

Address for notices:

attention of:
Facsimile:

ALION SCIENCE AND TECHNOLOGY CORPORATION,
by
Name:
Title:

Acknowledged by: WILMINGTON TRUST COMPANY, as Trustee and Collateral Agent,
by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
Name:
Title:

by
Name:
Title:

EXHIBIT II
          [FORM OF] GRANTOR JOINDER AGREEMENT NO. [   ] dated as of [     ], 20[   ] (the “Grantor Joinder Agreement”), to the INTERCREDITOR AGREEMENT dated as of March 22, 2010 (the “Intercreditor Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the GRANTORS party thereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent, WILMINGTON TRUST COMPANY, as the Trustee and the Collateral Agent, [          ], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto.
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
          [          ], a [     ] [corporation] and a Subsidiary of the Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Obligations and such Additional Grantor is not currently a party to the Intercreditor Agreement.
          The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.
          Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the Authorized Representatives and the Secured Parties:
          SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.
          SECTION 1.02. Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agent, the Authorized Representatives and the Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
          SECTION 1.03. Parties in Interest. This Grantor Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be third party beneficiaries of this Agreement.
          SECTION 1.04. Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.
          SECTION 1.05. Governing Law. This Grantor Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.
          SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.
          SECTION 1.07. Expenses. The Additional Grantor agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.
          SECTION 1.08. Incorporation by Reference. The provisions of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

          IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],
by
Name:
Title: